UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2012

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, the Company announced that Steven Baginski, the Company’s Senior Vice President, Chief Financial Officer, has left the Company effective November 26, 2012.

On November 26, 2012, the Company also announced that Michael Scarpa has been appointed Executive Vice President, Chief Financial Officer of the Company effective December 3, 2012, and that John Taylor has been appointed as Interim Principal Financial Officer and Bernard McCracken has been appointed as Interim Principal Accounting Officer of the Company, both effective November 26, 2012. Messrs. Taylor and McCracken will serve in such positions until December 3, 2012.

The Company and Mr. Scarpa have entered into a letter agreement on November 26, 2012 (the “Letter Agreement”), that provides for Mr. Scarpa’s employment on an at-will basis and for (i) an annual base salary of $650,000, (ii) an annual performance-based cash bonus opportunity (at target) equal to 60% of base salary, (iii) a time-vested restricted stock unit award under the Company’s 2011 Equity Incentive Plan covering a number of shares of the Company’s common stock, par value $0.10 per share, having a fair market value on the date of grant of $1,000,000, which award will vest as to one-third (1/3) of the shares comprising the award on the first, second and third anniversaries of the date of grant, provided Mr. Scarpa is employed by the Company on such anniversary dates, (iv) certain relocation benefits, and (v) a right to enter into an Amended and Restated Change in Control Severance Agreement in substantially the form provided to other senior executives of the Company.

The Letter Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the Company’s fiscal year ending February 3, 2013, and the information set forth above is qualified in its entirety by reference to the full text of the Letter Agreement.

Prior to joining the Company, Mr. Scarpa, 56, was the Chief Operating Officer and Chief Financial Officer of The Talbot’s, Inc., an apparel and accessories retailer (2008-2012), and the Chief Operating Officer (2007-2008) and Chief Financial Officer (2000-2006) of Liz Claiborne, Inc., a retailer and wholesaler of apparel and accessories, having joined Liz Claiborne in 1983.

Mr. Taylor, 45, has held various finance positions with the Company since 2005 and has been our Vice President, Finance since 2007. From 1997 to 2005, Mr. Taylor held various finance positions with Dell Inc.

Mr. McCracken, 51, has held various finance and accounting positions with the Company since 2004 and has been the Company's Controller since 2009 and Vice President, Controller since 2010. Prior to 2004, Mr. McCracken was the Vice President of Finance for Meldisco a division of Footstar, Inc., and a Manager in Deloitte & Touche's consulting group.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 26, 2012, issued by the Company regarding the appointment of Mr. Scarpa.

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Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended January 28, 2012. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the continued weakness in the economy or by other factors such as increases in the cost of gasoline and food, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2012

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Jane Elfers
Name: Jane Elfers Title: President and Chief Executive Officer

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